                                                                      EXHIBIT 12

                       RATIO OF EARNINGS TO FIXED CHARGES


                                                                                                YEAR ENDED DECEMBER 31,
                                                                                          --------------------------------
                                                                                            2000        1999        1998
                                                                                          --------    --------    --------
EARNINGS
                                                                         Pre-tax income     (5,867)     (7,320)   (136,695)
                                                                          Fixed charges     14,357      14,357      10,154
                                                   Amortization of capitalized interest        558           0           0
                                                 Distributed income of equity investees          0           0           0
                                            Share of pre-tax losses of equity investees          0           0           0

                                                less

                                                                   Interest capitalized     13,200      13,750       9,800
                                              Preference security dividend requirements          0           0           0
                                    Minority interest in pre-tax income of subsidiaries          0         593         778
                                                                                          --------    --------    --------
                                                                         Earnings Total     (4,152)     (7,306)   (137,119)

FIXED CHARGES
                                                      Interest expensed and capitalized     13,750      13,750       9,800
         Amortized premiums, discounts and capitalized expenses related to indebtedness        607         607         354
                                     Estimate of interest expense within rental expense          0           0           0
                 Preference security dividend requirements of consolidated subsidiaries          0           0           0
                                                                                          --------    --------    --------
                                                                    Fixed Charges Total     14,357      14,357      10,154

                                                                                          --------    --------    --------
                          RATIO OF EARNINGS TO FIXED CHARGES                                  -29%        -51%      -1350%
                                                                                          ========    ========    ========





                                                                                              YEAR ENDED         SIX MONTHS
                                                                                              DECEMBER 31,         ENDED
                                                                                          --------------------    JUNE 30,
                                                                                            1997        1996        2001
                                                                                          --------    --------   ----------
EARNINGS
                                                                         Pre-tax income     (8,222)     (2,259)     (2,149)
                                                                          Fixed charges        600           0       7,286
                                                   Amortization of capitalized interest          0           0         277
                                                 Distributed income of equity investees          0           0           0
                                            Share of pre-tax losses of equity investees          0           0           0

                                                less

                                                                   Interest capitalized        600           0       6,598
                                              Preference security dividend requirements          0           0           0
                                    Minority interest in pre-tax income of subsidiaries        294          64           0
                                                                                          --------    --------    --------
                                                                         Earnings Total     (8,516)     (2,323)     (1,184)

FIXED CHARGES
                                                      Interest expensed and capitalized        600           0       6,983
         Amortized premiums, discounts and capitalized expenses related to indebtedness          0           0         303
                                     Estimate of interest expense within rental expense          0           0           0
                 Preference security dividend requirements of consolidated subsidiaries          0           0           0
                                                                                          --------    --------    --------
                                                                    Fixed Charges Total        600           0       7,286

                                                                                          --------    --------    --------
                          RATIO OF EARNINGS TO FIXED CHARGES                                -1419%         N/A        -16%
                                                                                          ========    ========    ========